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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the PacifiCare Health Systems, Inc. 2001 Employee Stock Purchase Plan and 2000 Employee Plan of our report dated January 31, 2001 with respect to the financial statements of PacifiCare Health Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.


Irvine, California                                /s/ ERNST & YOUNG LLP
October 19, 2001                                  ---------------------
                                                      Ernst & Young LLP